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Exhibit 3(iii)
Articles of Amendment to the Articles of Incorporation of DAC Technologies Group International, Inc.
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                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                  OF DAC TECHNOLOGIES GROUP INTERNATIONAL, INC.
                                OCTOBER 12, 1999


         DAC Technologies Group International, Inc., being a corporation properly authorized to do business in the State of Florida, having being incorporated on July 2, 1998, does hereby amend the Articles of Incorporation as follows:

         The par value of the shares the corporation has authority to issue shall hereafter be $.001 par value, pursuant to a Resolution by the Board of Directors on October 12, 1999.

         The amount of shares the corporation has authority to issue shall hereafter be ten million shares, pursuant to a Resolution by the Board of Directors on October 12, 1999.

                                                  /s/ Larry Legel
                                                  ------------------------------
                                                  /s/ Robert Goodwin
                                                  ------------------------------
                                                  /s/ David A. Collins
                                                  ------------------------------

STATE OF FLORIDA           )
COUNTY OF BROWARD          )

         BEFORE ME, the aforesaid Notary Public, personally appeared LARRY LEGEL, AND DAVID A. COLLINS, who produced their drivers licenses as identification and are personally known by me to be the persons described in the aforegoing Amendment to the Articles of Incorporation and who acknowledged before me that they executed same this 13th day of October, 1999.


                                                  /s/ Farisha Ali
                                                  ------------------------------
My Commission Expires:

-----------------------

FARISHA ALI
My Commission # cc 863470
Expires: August 16, 2003
Bonded thru Notary Public Underwriters


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Exhibit 3(iii)
Articles of Amendment to the Articles of Incorporation of DAC Technologies Group International, Inc.
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STATE OF ARKANSAS)
COUNTY OF PULASKI)

         BEFORE me, the aforesaid Notary Public, personally appeared BOB GOODWIN, who produced his drivers license as identification and is personally known by me to be the person described in the aforegoing Amendment to the Articles of Incorporation and who acknowledged before me that he executed same this 14 day of October, 1999.

                                                  /s/ Kimberly Talley
                                                  ------------------------------
                                                  Notary Public

My Commission Expires:

MARCH 23, 2009

                                                 Kimberly Talley
                                                 NOTARY PUBLIC
                                                 PULASKI COUNTY, ARK.